Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

TALLGRASS MLP, LP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

FIRST: The name of the limited partnership is Tallgrass MLP, LP (the “Partnership”).

SECOND: The address of the registered office and the name and the address of the registered agent of the Company are The Corporation Trust Company 1209 Orange Street, Wilmington, Delaware 19801, in the County of New Castle.

THIRD: The name and mailing address of the Partnership’s sole general partner is Tallgrass MLP GP, LLC, 6640 W. 143rd Street, Suite 200, Overland Park, Kansas 66223.

IN WITNESS WHEREOF, the undersigned general partner of the Partnership has executed this Certificate of Limited Partnership this 6th day of February, 2013.

Tallgrass MLP GP, LLC

By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive Officer